EXHIBIT 99.2

I consent to the use of my name as a proposed Director in the “Management” section of the Registration Statement to be filed by Sunstone Hotel Investors, Inc. on Form S-11 and the related Prospectus and any amendments thereto.

Dated: June 28, 2004

/s/ JONATHAN H. PAUL
Jonathan H. Paul